Exhibit 4.5

                              FOURTH AMENDMENT TO
                        POOLING AND SERVICING AGREEMENT



     FOURTH AMENDMENT dated as of May 31, 2000, to the Pooling and Servicing Agreement, dated as of May 31, 1991 (as heretofore amended), the "Pooling and Servicing Agreement"), as assigned by Chrysler Auto Receivables Corporation to U.S. Auto Receivables Company ("USA") on August 8, 1991, among USA, as seller (the "Seller"), Chrysler Credit Corporation, now known as Chrysler Financial Company L.L.C., as servicer (the "Servicer"), and The Bank of New York, as successor trustee (the "Trustee").

     WHEREAS, the Seller, the Servicer and the Trustee entered into the Pooling and Servicing Agreement.

     WHEREAS, the Seller and the Servicer wish to amend the Pooling and Servicing Agreement to provide that a Designated Affiliate may include a limited liability company.

     WHEREAS, the Seller and the Servicer wish to effect this Amendment in accordance with Section 13.01(a) of the Pooling and Servicing Agreement.

     WHEREAS, the Seller and the Servicer have directed the Trustee to execute this Amendment and have caused the Opinion of Counsel require by Section 13.01(a) of the Pooling and Servicing Agreement to be delivered to the Trustee.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereby agree as follows:

     1. Definitions. For purposes of this Amendment, capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

     2. Amendment to Section 1.01 of the Pooling and Servicing Agreement.
Section 1.01 of the Pooling and Servicing Agreement is hereby amended as follows:

         (a) The following definition is hereby revised as follows and replaces the existing definition of the same name:

             "Designated Affiliate" shall mean a corporation or limited liability company which is (a) a direct or indirect wholly-owned subsidiary of CFC, (b) which is a Delaware corporation or limited liability company, and (c) which is found for limited purposes which shall be substantially the same purposes for which CARCO is formed.

     3. Continuation of the Pooling and Servicing Agreement. The Pooling and Servicing Agreement, as amended hereby, shall continue in full force and effect.

     4. Counterparts. This Amendment may be executed in counterparts, and all such counterparts taken together shall be deemed to constitute one and the same agreement.

     5. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment by their respective officers or agents thereunto authorized, as of the date first written above.

                         U.S. AUTO RECEIVABLES COMPANY, as Seller


                         By: /s/ A. Pisano
                             --------------------------------------
                             Its:  Assistant Controller

                         CHRYSLER FINANCIAL COMPANY L.L.C


                         By: /s/ A. Pisano
                             --------------------------------------
                             Its:  Assistant Controller


                         THE BANK OF NEW YORK, as Trustee

                         By: /s/ Mauro Palladino
                             -------------------------------------
                             Its:  Vice President